UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015

Cognex Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2015, the Board of Directors of Cognex Corporation (the “Company”) increased the size of the Board to nine members, and appointed Eugene Banucci as a director in the class whose term ends in 2018, to serve in accordance with the By-laws of the Company and until his successor is duly elected and qualified. Also on December 10, 2015 and to facilitate such appointment, Robert J. Shillman, who was serving as a director of the Company in the class whose term ends in 2018, resigned from such seat and was re-appointed by the Board as a director in the class whose term ends at the Company’s 2016 annual meeting of shareholders. The Company has not yet determined the Board committees on which Dr. Banucci may sit.

Dr. Banucci, age 72, is the founder and former Chairman and Chief Executive Officer of ATMI, Inc., a public company that was acquired by Entegris in 2014. ATMI was a supplier of specialty materials used in advanced high-technology manufacturing. Dr. Banucci served as Chief Executive Officer of ATMI, Inc. from its founding in 1986 until the beginning of 2005. From 2003 until February 2010, he served as a Director of Zygo Corporation, a public company that was also acquired in 2014. He also serves on the board of directors of public company Clean Harbors, Inc., as well as the boards of a number of private companies including EOS Climate and Cambrios Technologies Corporation. Dr. Banucci holds a BA from Beloit College and a Ph.D. in chemistry from Wayne State University.

In connection with his appointment, Dr. Banucci will receive a stock option grant of 20,000 shares under the Company’s 2007 Stock Option and Incentive Plan that will vest in four annual installments. For his service on the Board and any committees of the Board, Dr. Banucci will receive the same compensation payable by the Company to its other non-employee directors for their service on the Board and committees as described under the heading “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2015, and incorporated herein by reference. Dr. Banucci also will enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and the form of which has been filed by the Company with the SEC.

There is no arrangement or understanding between Dr. Banucci and any other person pursuant to which he was selected as a director, nor is the Company aware, after inquiry of Dr. Banucci, of any related-person transaction or series of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION

Date: December 16, 2015	By:	/s/ Richard A. Morin
	Name:	Richard A. Morin
	Title:	Executive Vice President of Finance and Administration, and Chief Financial Officer